Exhibit 10.3

David T. Austern

Future Claimants Representative for

MCC Holdings, Inc. (f/k/a Mark Controls Corporation)

3110 Fairview Park Drive, Suite 200

P.O. Box 12003

Falls Church, Virginia 22042-0683

Telephone (703) 205-0835

Facsimile: (703) 205-6249

Email: dausternn@claimsres.com

October 21, 2004

MCC Holdings, Inc.

100 First Stamford Place

Stamford, CT 06902

Re:	MCC Holdings, Inc. (f/k/a/ Mark Controls Corporation) and Its Subsidiaries (collectively, “MCC”)

Gentlemen:

Based upon the information provided to me by MCC and its affiliates and advisors, my own due diligence and the advice of my professionals, I believe that the essential terms of MCC’s proposed Chapter 11 plan of reorganization, as set forth in the attached Term Sheet dated as of October 21, 2004, are fair and equitable to those persons who might in the future assert demands against MCC for damages arising out of asbestos-related personal injuries.

Accordingly, I would support confirmation of a Chapter 11 plan of reorganization embodying such essential terms and such other terms as to which I agree, assuming the existence and continued effectiveness of the settlements embodied in the Master Settlement Agreement and subject to my review and approval of the definitive documentation, including the plan and related agreements and documents, the trust agreement for the proposed 524(g) trust, and the proposed trust distribution procedures.

Very truly yours,

David T. Austern, as
Future Claimants Representative

EXHIBIT D

REORGANIZATION TERM SHEET

TERM SHEET

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES

OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN

ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE

SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

MCC HOLDINGS, INC., A DELAWARE CORPORATION (F/K/A MARK CONTROLS CORPORATION)

TERM SHEET DATED AS OF OCTOBER 21, 2004 FOR A PROPOSED

CHAPTER 11 PLAN OF REORGANIZATION1

Overview

Term	Description

Overview…	This term sheet (the “Term Sheet”) describes certain principal terms of a proposed plan of reorganization (the “Plan”) of MCC Holdings, Inc., a Delaware corporation (“MCC” or the “Company”), and its subsidiaries (set forth below). Such terms and conditions described in this Term Sheet will form the basis for a final Plan in a Chapter 11 case (the “MCC Chapter 11 Case”). The agreed to principal terms of the Plan are set forth below.

Proposed Filing Entities…	MCC and its subsidiaries Xomox Corporation, Crane Nuclear, Inc., Crane Pumps & Systems, Inc., Crane Environmental, Inc., and Terminal Manufacturing, Inc. (collectively, the “Debtors”).

Proposed Caption…	In re MCC Holdings, Inc., et al., to be filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Definitions…	“Asbestos Channeling Injunction” means that certain injunction issued to supplement the injunctive effect of the discharge typically given in asbestos-related Chapter 11 cases, the terms of which will be set forth in more detail in the Plan.

“Asbestos Claim” means a claim or demand of a person (or such person’s representative or estate) for or relating to death, bodily injury, sickness, disease, or other personal injuries to such person caused, or allegedly caused, directly or indirectly, by the presence of, or exposure to, asbestos and arising or allegedly arising, directly or indirectly, from acts or omissions of any of the Debtors or the MCC Entities, including without limitation contribution and indemnity claims (other than contribution or indemnity claims of insurers).

“Asbestos Claimant” means a person who has an Asbestos Claim.

“Asbestos Claimants Committee” means any official Asbestos Claimants Committee, if any, that the U.S. Trustee may appoint, pursuant to section 1102 of the Bankruptcy Code, in the MCC Chapter 11 Case.

[1]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Master Settlement Agreement or MCC Settlement Trust Agreement.

Term	Description

“Asbestos Protected Party” means any of the following:

(a) the MCC Indemnified Parties and their current and former representatives;

(b) any Entity (as defined in section 101(15) of the Bankruptcy Code) that, pursuant to the Plan or otherwise after the Effective Date, makes a loan to the Debtors, the Reorganized Debtors, any of the Non-Debtor Subsidiaries or the MCC Entities, any of the MCC Indemnified Parties, the MCC Section 524(g) Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the Reorganized Debtors, any of the Non-Debtor Subsidiaries or MCC Entities, any of the MCC Indemnified Parties, or the MCC Section 524(g) Trust (but only to the extent that liability is asserted to exist by reason of such Entity’s becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);

(c) Settling Insurance Companies;

(d) the Committee Releasees.

“Avoidance and Other Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code, including, if applicable, any Claims and causes of action in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type Claims that arise as a consequence of transactions, events, or circumstances involving or affecting the Debtors (or any of their predecessors) or any of their respective businesses or operations.

“Committee Releasees” means: (a) each past, present, and future member of the Asbestos Claimants Committee (if appointed); (b) each past, present and future member of the Trust Advisory Committee; (c) each Entity, whether past, present or future, who may be appointed as the Future Claimants Representative; (d) each Entity, whether past, present or future, who may be appointed as the Claimants Representative; (e) each Entity, whether past, present or future, who may be appointed as a member of the Claimant Representatives Committee; (f) each past, present and future member of the Unsecured Creditors Committee (if appointed) and (g) all of the respective past, present and future representatives of each of the foregoing Entities.

“Crane” means Crane Co., a Delaware corporation.

“Crane Plan Note” means that certain note to be issued on the Effective Date by Crane to the MCC Section 524(g) Trust pursuant to the terms of the Plan, which Crane Plan Note shall have a face amount of $150 million payable over twenty years in equal semi-annual payments plus interest at 6% per annum, which Crane Plan Note shall be secured up to $50 million by the MCC Stock Security Pledge.

“Crane Stock Contribution” means the number of shares of Crane common stock that, on the Effective Date, Crane shall contribute to Reorganized MCC; provided, however, that (i) the Crane Stock Contribution shall have a fair market value of $70 million based on the average closing price of Crane common stock reported on the New York Stock Exchange Composite Tape for the ten trading days ending on the third trading day prior to the Effective Date; and (ii) the Crane Stock Contribution shall consist of publicly tradable securities, subject to

Term	Description

mutually agreed to terms of the Plan and agreements incorporated into the Plan, as well as applicable law.

“Effective Date” means the effective date of the Plan.

“Future Claimants Representative” means David Austern, solely in his capacity as such.

“Master Settlement Agreement” means a certain Master Settlement Agreement by and among MCC, the Claimants Representative Committee and certain individuals holding Asbestos Claims and certain third parties.

“Master Settlement Trust Agreement” means that agreement governing the creation of the MCC Settlement Trust in substantially the form attached to the Master Settlement Agreement as Exhibit C.

“MCC Cash Contribution” means the contribution on the Effective Date of $10 million in cash to the MCC Section 524(g) Trust.

“MCC Entities” means the Debtor-affiliated Entities identified on Exhibit A attached to this Term Sheet and such additional Entities, if any, upon which the Debtors, Crane, the Future Claimants Representative and the Claimants Representative Committee shall agree.

“MCC Indemnified Parties” mean (a) the Debtors; (b) each Reorganized Debtor; (c) Crane; (d) each other MCC Entity; (e) each Non-Debtor Subsidiary; (f) all predecessors-in-interest and successors-in-interest to each of the foregoing Entities; (g) all of the respective future affiliates, subsidiaries and representatives of, and successors-in-interests to, each of the foregoing Entities.

“MCC Section 524(g) Trust” means that certain trust established in accordance with the Plan, the MCC Section 524(g) Trust Agreement, the Trust Distribution Procedures, and any order confirming the Plan, which shall be established and administered so as to ensure that it satisfies all the requirements for it to be treated as a “Qualified Settlement Fund” as defined in section 468B of the Internal Revenue Code.

“MCC Section 524(g) Trust Advisory Committee” or “TAC,” as the case may be, means the MCC Section 524(g) Trust Advisory Committee established pursuant to the terms hereof and the MCC Section 524(g) Trust Agreement.

“MCC Section 524(g) Trust Agreement” means that certain agreement by and among the Debtors, the Future Claimants Representative, the TAC, and the trustees of the MCC Section 524(g) Trust governing the creation of the MCC Section 524(g) Trust, as it may be amended, supplemented, or modified from time to time.

“MCC Stock Security Pledge” means Crane’s pledge of Crane’s equity interest in Reorganized MCC to secure the Crane Plan Note; provided, however, that the amount secured by the MCC Stock Security Pledge shall not exceed $50 million and provided further that upon the occurrence of an event of default under the Crane Plan Note, such pledged equity interests shall automatically represent 51% of the voting interests in Reorganized MCC.

“Non-Debtor Subsidiaries” means, collectively, all subsidiaries of the Debtors that are not Debtors, including, but not limited to, Flow Technology, Inc., and Xomox Sanmar, Ltd., an Indian corporate entity.

“Releasing Parties” means the MCC Section 524(g) Trust, the MCC Indemnified Parties, the Committee Releasees and holders of Claims who voted to accept the Plan.

“Reorganized Debtors” means, collectively, the Debtors, on and after the Effective Date.

“Reorganized MCC” means MCC on or after the Effective Date.

“Settling Insurance Companies” means insurance companies that potentially provide coverage

Term	Description

for Asbestos Claims and that, after the date of this Term Sheet and prior to a date set forth in the Plan, enter into settlement agreements with one or more MCC Entities with respect to such coverage that are sufficiently comprehensive to warrant protection under Section 524(g) of the Bankruptcy Code.

“Stub Claim” means the amount of an Asbestos Claim settled pursuant to the Master Settlement Agreement that remains unpaid or unsatisfied pursuant to the Master Settlement Agreement.

“Trust Distribution Procedures” means the trust distribution procedures for the MCC Section 524(g) Trust approved by the Future Claimants Representative.

“Unsecured Creditors Committee” means the official committee of unsecured creditors, if any, appointed in the
MCC Chapter 11 Case by the U.S. Trustee pursuant to section 1102 of the Bankruptcy Code.

Overview of Proposed Economic Terms Related to Asbestos Claims…

The MCC Section 524(g) Trust shall receive, and MCC or Crane, as applicable, shall contribute to the MCC Section 524(g) Trust, in satisfaction of Asbestos Claims, the “MCC Section 524(g) Trust Assets,” which are:

(a) The Crane Stock Contribution;

(b) The Crane Plan Note;

(c) The MCC Cash Contribution; and

(d) All assets required to be transferred to the MCC Section 524(g) Trust by the MCC Settlement Trust.

On the Effective Date, Crane Co. shall:

(a) Contribute the Crane Plan Note to the MCC Section 524(g) Trust;

(b) Contribute the Crane Stock Contribution to MCC;

(c) Execute and deliver the MCC Stock Security Pledge to the MCC Section 524(g) Trust; and

(d) Receive 100% of the common stock of Reorganized MCC.

None of the foregoing contributions to the MCC Section 524(g) Trust shall be deemed to constitute an assignment or conveyance of any rights or obligations with respect to any insurance coverage provided to any MCC Entity.

Treatment of Asbestos Claims

Term	Description
Overview…	Pursuant to the terms of the Plan, the only impaired Claims are the Asbestos Claims.

Treatment…

All allowed Asbestos Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures. Terms applicable to allowed Asbestos Claims will include, among other things, the following:

Pursuant to the Trust Distribution Procedures, Asbestos Claims involving Severe Asbestosis or malignancies shall be paid the following amounts: (a) Mesothelioma ($65,000), (b) Lung Cancer 1 (as defined in the Trust Distribution Procedures) and Severe Asbestosis ($16,000), and (c) Other Cancer (as defined in the Trust Distribution Procedures) ($2,300). Asbestos Claimants that do not hold claims involving Severe Asbestosis or malignancies (“Other Asbestos Claimants”) shall not have distribution rights from the MCC Section 524(g) Trust. Such Other Asbestos Claimants, however, shall have the right to register with the MCC Section 524(g) Trust and the statute of limitations applicable to that particular registering claim shall be tolled so that, to the extent such Other Asbestos Claimants develop Mesothelioma, Lung Cancer, Severe Asbestosis, and/or Other Cancer, such claimants will be entitled to submit a claim and, if such claim is allowed by the MCC Section 524(g) Trust, such claimant may receive distributions from the MCC Section 524(g) Trust in accordance with the Plan, the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures. The foregoing documents will include procedures consistent with national norms governing the presentment, processing and approval of such claims.

Asbestos Claimants that do not hold mesothelioma claims (“Non-Mesothelioma Asbestos Claimants”), however, shall have the right to register with the MCC Section 524(g) Trust and the statue of limitations applicable to that particular registering claim shall be tolled so that, to the extent such Non-Mesothelioma Asbestos Claimants develop one or more higher disease categories, such Claimants will be entitled, in accordance with the Plan, the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures, to submit one or more claims and, if any such claim is allowed by the MCC Section 524(g) Trust, such Claimants may receive additional distributions from the MCC Section 524(g) Trust.

Asbestos Channeling Injunction…

The Asbestos Channeling Injunction shall:

(a) Channel all current and future Asbestos Claims to the MCC Section 524(g) Trust;

(b) Enjoin assertion of Asbestos Claims against the Debtors, Reorganized Debtors or Asbestos Protected Parties;

(c) Enjoin assertion of insurer contribution and indemnification claims against the Debtors, the Reorganized Debtors, the Asbestos Protected Parties, and the MCC Section 524(g) Trust; and

(d) Not prevent Asbestos Claimants from asserting workers’ compensation claims.

Release Provisions

Release	Provision
Compromise and Settlement…	Customary compromise and settlement provisions between (i) the Debtor and Crane; (ii) the Debtor and the MCC Entities; (iii) Crane and the other MCC Entities; (iv) the Debtor and the Releasing Parties; (v) Crane and third parties; (vi) the MCC Entities and the Releasing Parties; and (vii) each Releasing Party and each other Releasing Party (in each foregoing case to the extent set forth in the third party release).

Debtor Release…	Customary debtor release in which each of the Debtors shall provide a full discharge and release to each Releasing Party and each of their respective representatives, and entry of an order confirming the Plan shall constitute a Rule 9019 approval of the Debtor Release.

Third Party Release…	Customary consensual third party release in which, to the full extent provided by law, the Releasing Parties each shall release each of the MCC Entities, each Releasing Party and each of their respective affiliates and representatives, and entry of an order confirming the Plan shall constitute a Rule 9019 approval of the Third Party Release.

MCC Section 524(g) Trust Release…	Except as otherwise expressly provided in the Plan, the MCC Section 524(g) Trust releases each of the Asbestos Protected Parties and their respective property, to the fullest extent permitted by applicable law, from any and all claims, causes of action, Avoidance and other Actions other than the obligations of the Asbestos Protected Parties under the Plan and related documents.

Limitation on Assumption of Liability Under the Plan…	Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, the MCC Entities, the MCC Section 524(g) Trust and the other Asbestos Protected Parties will not assume, agree to perform, pay, or indemnify creditors for any liabilities or obligations of the Debtors or the other MCC Entities.

Limited Indemnification by the Reorganized Debtors…	The Reorganized Debtors shall protect, indemnify and hold harmless each of the Asbestos Protected Parties from and against any and all liabilities relating, whether directly or indirectly, to Asbestos Claims, with a specific exclusion for workers’ compensation claims.

Limited Indemnification by the MCC Section 524(g) Trust…	The MCC Section 524(g) Trust shall protect, indemnify and hold harmless each of the Asbestos Protected Parties (other than the Settling Insurance Companies) from and against any and all Asbestos Claims, with a specific exclusion for workers’ compensation claims. In addition, if an MCC Entity is obligated to defend (and does defend) a Settling Insurance Company against a cause of action on the basis of the Asbestos Channeling Injunction and such MCC Entity is successful in such defense (that is, the Asbestos Channeling Injunction effectively enjoined such cause of action against such Settling Insurance Company), then the MCC Section 524(g) Trust shall indemnify such MCC Entity for the reasonable costs of such defense.

Injunction…	Customary permanent injunction, except for specific carve-outs provided in the Plan, wherein all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or an order confirming the Plan.

Discharge of the Debtors…	Customary discharge of all Debtors.

Release	Provision
Subordination of Stub Claims

Payment by the MCC Section 524(g) Trust of the Stub Claims is subordinated to payment of future Asbestos Claims, such that the Stub Claims will receive no payment from the MCC Section 524(g) Trust until the payment percentage set by the trustees of the MCC Section 524(g) Trust (the “Payment Percentage”) exceeds 75% (or, in the case of current claimants who received more than 75% and more than the current Payment Percentage of the value of their claim from the MCC Settlement Trust, until the Payment Percentage exceeds the percentage of the value of their claim actually received by such current claimant from the MCC Settlement Trust) (in either case, the “Threshold Percentage”). Payments made in respect of Stub Claims shall be in an amount equal to the value of the related Asbestos Claim (as determined by the MCC Settlement Trust) multiplied by the amount by which the Payment Percentage exceeds the applicable Threshold Percentage.[2]

Notwithstanding the foregoing, the holder of a Stub Claim may elect to requalify such holder’s entire Asbestos Claim under the Trust Distribution Procedures in which case such holder shall no longer be treated as the holder of a Stub Claim but as the holder of an unliquidated Asbestos Claim. If such holder requalifies its Asbestos Claim under the Trust Distribution Procedures and such claim is allowed, such holder shall be entitled to receive from the MCC Section 524(g) Trust an amount equal to the liquidated value of such claim (as determined by the MCC Section 524(g) Trust) multiplied by the Payment Percentage less the aggregate amount such claimant actually received from the MCC Settlement Trust.

[2]	By way of example, if a current claimant has a $65,000 claim, and has been paid 60% of his/her claim ($39,000), the claimant has a Stub Claim of $26,000 (i.e., 40%). Such Stub Claim will begin to share pro-rata with other claims against the MCC Section 524(g) Trust at such time and to the extent that the Payment Percentage first exceeds 75% (thus, if the Payment Percentage is 80%, then the claimant shall be entitled to recover 5% of the amount of such claim, i.e., $3,250). However, if that current claimant has been paid $55,250 of such claim (i.e., 85%), such current claimant has a Stub Claim of $9,750 and shall not begin to share pro-rata with other claims against the MCC Section 524(g) Trust until the Payment Percentage exceeds 85% (thus, if the Payment Percentage equals 90%, then the claimant shall be entitled to recover 5% of such claim, i.e., $3,250).

Exhibit A to Term Sheet

ALOYCO VALVE CO.
AZONIX CORPORATION
BARKSDALE, INC.
BARNES PUMPS, INC.
BURKS PUMPS
CHAPMAN CORP.(VALVES FITTINGS MFG)
CHAPMAN VALVE CO.
CHEMPUMP CORP.
COCHRANE INC.
CORVA CORPORATION
CRANE & ORDWAY
CRANE AEROSPACE, INC.
CRANE CO.
CRANE CO. FACILITY - MIDDLETOWN, PA (PART OF NATIONAL U.S.)
CRANE CO. VALVE DIVISION
CRANE CO./HYDROAIRE DIVISION
CRANE CO./LEAR ROMEC DIVISION
CRANE DEMING PUMPS
CRANE ENVIRONMENTAL INC.
CRANE INTERNATIONAL HOLDINGS, INC.
CRANE NUCLEAR, INC.
CRANE OF MINNESOTA
CRANE OVERSEAS LLC
CRANE PLUMBING & HEATING
CRANE PUMPS & SYSTEMS INC.
BURKS PUMPS
DEMING PUMPS
PROSSER PUMPS
WEINMAN PUMPS
BARNES PUMPS
PROCESS SYSTEMS PUMPS
CROWN PUMPS
CRANE RESISTOFLEX
CRANE STOCKHAM VALVES & FITTINGS
CRANE SUPPLY
CRANE SUPPLY COMPANY
CRANE VALVE GROUP
REVO VALVES
MATRYX VALVES
TUFLINE VALVES
ALOYCO VALVES
STOCKHAM VALVES
JENKINS VALVES
SAUNDERS VALVES

FLOWSEAL VALVES
CENTER LINE VALVES
PACIFIC VALVES
WEDGEPLUG VALVES
DUO-CHEK VALVES
MARLIN VALVES
UNI-CHECK VALVES
NOZ-CHECK VALVES
COMPAC-NOZ VALVES
CRANE VALVE SERVICES
CYCLOTHERM BOILER CO.
CYCLOTHERM CORP.
CYCLOTHERM DIVISION OF U.S. NATIONAL RADIATOR
DIV. OF CRANE CO. HEATING/AC BUSINESS (PART OF THATCHER)
DYNALCO CONTROLS CORPORATION
ELDEC CORPORATION
EMPIRE FOUNDRY
FLOW TECHNOLOGY, INC.
GENERAL TECHNOLOGY CORPORATION
GROTH VALVE REPAIR
HYDRO AIR
HYDRO-AIRE, INC.
INTERPOINT CORPORATION
JENKINS BROS. VALVE CO.
KEMLITE COMPANY, INC.
LASCO COMPOSITES, LP
LASCO MATERIAL, INC.
LASCO PANELS, INC.
MARK CONTROLS CORP.
MARK CONTROLS CORPORATION
MIDWEST INVESTMENT
MIDWEST PIPING & SUPPLY CO.
NATIONAL BOILER
NATIONAL U.S. RADIATOR
PACIFIC STEEL BOILER CO.
PACIFIC VALVES
POWERS PROCESS CONTROLS
POWERS REGULATOR
PROCESS SYSTEMS, INC.
RESISTOFLEX
SEQUENTIA, INC.
SIGNAL TECHNOLOGY CORPORATION
STREAMWARE CORPORATION
SWARTWOUT CO.
SWARTWOUT DIVISION OF CRANE CO.
TERMINAL MANUFACTURING COMPANY

THATCHER BOILER (FURNACE CO.)
VALVE SYSTEMS & CONTROLS
VENTECH CONTROLS, INC.
WEINMAN PUMP MFG. CO.
XOMOX CORPORATION